   Exhibit 32.2

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2003, 18 U.S.C. §1350, the undersigned officer of Luxemburg Bancshares, Inc. (the “Company”), hereby certifies that to the undersigned’s knowledge:

(1)

the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)

the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  March 29, 2005

/s/ Sheri L. Knope

Sheri L. Knope

Chief Financial Officer